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                          [LOGO OF HALE AND DORR LLP]
                              Counsellors  at  Law

             1455 Pennsylvania Avenue, N.W., Washington, DC  20004

                        202-942-8400 . fax 202-942-8484



                               February 20, 1997



Netrix Corporation
13595 Dulles Technology Drive
Herndon, Virginia  20171

  Re: Amended and Restated Incentive Stock Option Plan, 1992 Employee Stock Purchase Plan, 1992 Director Stock Option Plan and 1996 Stock Option Plan
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Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an aggregate of 750,000 shares of Common Stock, $.05 par value per share, of Netrix Corporation, a Delaware corporation (the "Company"), issuable under the Company's Amended and Restated Incentive Stock Option Plan, its 1992 Employee Stock Purchase Plan, its 1992 Director Stock Option Plan and its 1996 Stock Option Plan (the "Plans").

     We have examined the Amended and Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement, and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plans, as described in the Registration Statement,
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and such shares, when issued and paid for in accordance with the terms of the
Plans, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                    Very truly yours,

                                    /s/ Hale and Dorr LLP
                                    HALE AND DORR LLP